                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                  9 3/8% SENIOR SUBORDINATED NOTES DUE 2005 OF

                               MTS, INCORPORATED

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 9 3/8% Senior Subordinated Notes due 2005 (the "Existing Notes") are not immediately available, (ii) the Existing Notes, the Letter of Transmittal and all other required documents cannot be delivered to State Street Bank and Trust Company of California, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. See Instruction 1 to the Letter of Transmittal. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent prior to the Expiration Date. See "The Exchange Offer Procedures for Tendering Existing Notes" in the Prospectus.

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                 Exchange Agent

                      BY MAIL, OVERNIGHT DELIVERY OR HAND:
            State Street Bank and Trust Company of California, N.A.

                    c/o State Street Bank and Trust Company

                        2 International Place, 4th Floor

                                Boston, MA 02110

              Attention: Kellie Mullen, Corporate Trust Department

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:

                                 (617) 664-5587

                            FACSIMILE TRANSMISSIONS:

                                 (617) 664-5290

(Originals of all documents sent by facsimile should be sent promptly by hand, overnight courier or registered or certified mail.)

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

Ladies and Gentlemen:

    The undersigned hereby tenders to MTS, Incorporated, a California corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated             , 1998 (as the same may be amended or
supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Existing Notes."

-------------------------------------------------------------------------------------------
                          DESCRIPTION OF EXISTING NOTES TENDERED
-------------------------------------------------------------------------------------------
  NAME(S), ADDRESS(ES) AND AREA CODE(S) AND TELEPHONE
  NUMBER(S) OF REGISTERED HOLDER(S):                   CERTIFICATE NUMBER(S) (IF
                                                       AVAILABLE):

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
  Aggregate Principal Amount Tendered: $
-------------------------------------------------------------------------------------------
  Signature(s):

-------------------------------------------------------------------------------------------
  If Existing Notes will be tendered by book-entry transfer, please provide the following information:

           Name of Tendering Institution:
           DTC Account Number:
           Date:
           Transaction Code Number:
-------------------------------------------------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association, respectively, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents on or before three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer.

    The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Existing Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

-------------------------------------------------------------------------------------------
  Name of Firm:                                Authorized Signature:

-------------------------------------------------------------------------------------------
  Address:                                     Name (Please Print):

-------------------------------------------------------------------------------------------
                                               Capacity or Title:

-------------------------------------------------------------------------------------------
  Area Code and Telephone Number:              Date:
-------------------------------------------------------------------------------------------

    NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.